                                                                     EXHIBIT 5.1


                       [LETTERHEAD OF ALSTON & BIRD LLP]





                                 July 17, 2001


Saks Credit Corporation
140 Industrial Drive
Elmhurst, Illinois  60126

     Re:  Saks Credit Card Master Trust --
          Class A Floating Rate Asset Backed Certificates, Series 2001-2 Class B Floating Rate Asset Backed Certificates, Series 2001-2

Ladies and Gentlemen:

     We have acted as counsel to Saks Credit Corporation (as successor to Proffitt's Credit Corporation) (the "Transferor") in connection with the Registration Statement on Form S-3, File No. 333-94241 (as amended and supplemented, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), as supplemented by the Prospectus Supplement thereto dated July 11, 2001, relating to the offering of the Class A Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 2001-2 (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates"), representing undivided interests in the Saks Credit Card Master Trust (the "Trust"). The Offered Certificates will be issued pursuant to the Master Pooling and Servicing Agreement, dated as of August 21, 1997 (as amended and supplemented, the "Pooling and Servicing Agreement"), and the Series 2001-2 Supplement thereto, dated as of July 17, 2001 (the "Series 2001-2 Supplement"), each by and among the Transferor, Saks Incorporated (formerly named "Proffitt's, Inc."), as Servicer (the "Servicer"), and Wells Fargo Bank Minnesota, National Association (formerly named "Norwest Bank Minnesota, National Association"), as Trustee (the "Trustee").

     We have examined the Pooling and Servicing Agreement and the Series 2001-2 Supplement. We also have examined and relied upon such other records, documents and other instruments that in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on the foregoing, we are of the opinion that the Offered Certificates are legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Offered Certificates are entitled to the benefits of the Pooling and Servicing Agreement and the Series 2001-2 Supplement.

     The foregoing opinion is subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                          Yours very truly,

                          ALSTON & BIRD LLP

                          By:   /s/ Ralph F. MacDonald, III
                               ------------------------------
                               Ralph F. MacDonald, III